Exhibit 99.1


                                                               MARVEL
                                                               ENTERPRISES, INC.


FOR IMMEDIATE RELEASE

               MARVEL ENTERPRISES COMPLETES RULE 144A OFFERING OF
                            $250 MILLION SENIOR NOTES

New York, New York -- February 25, 1999. Marvel Enterprises, Inc. (NYSE:MVL) announced today that it has completed its previously announced offering of $250 million of 12% Senior Notes due 2009. The Senior Notes are non-callable for five years. A portion of the proceeds from the offering will be used to repay the remaining $185 million of the short-term bridge loan indebtedness incurred by the Company in October 1998 to finance its acquisition of Marvel Entertainment Group, Inc. Additionally, the proceeds will be used for working capital and general corporate purposes.

Eric Ellenbogen, President and CEO of Marvel, commented, "With the placement of these Notes and the payoff of our bridge loan, Marvel leaves behind the last significant vestige of its emergence from bankruptcy. We are very pleased with the solid endorsement of our business plan by Marvel's Noteholders, evidenced by their commitment to this long-term financing. The resulting capital structure links perfectly with our strategic growth objectives."

Mr. Ellenbogen continued, "We are putting together a strong, experienced management team that is focused on maximizing Marvel's prized assets. We believe the potential of our world-renowned character library remains largely unrealized.

"Among our media-driven initiatives are film and television productions financed by third-parties; the expansion of our on-line presence and pursuit of interactive media opportunities; and, the creation and distribution of an animated programming library based on our characters. In the last month alone, X-Men and Fantastic Four movies have been announced by 20th Century Fox, a Blade sequel is being made by New Line Cinema, and two new television series, Avengers and Spiderman, are in production and will premiere on the Fox Kids network this fall.

"In addition, we are refocusing Toy Biz's operations on higher margin toys and more Marvel properties. We are streamlining the business by discontinuing non-core operations and concentrating on our core licensing, comic book publishing and toy businesses."

                                  Continued...

                     387 Park Avenue South New York NY 10016

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MVL: Completes Rule 144A Senior Notes Offering                           Page: 2

The Senior Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies with operations in the licensing, comic book publishing and toy businesses. Through its ownership of over 3,500 proprietary characters, the Company has published comic books for over 60 years in the United States and numerous foreign countries. The Company licenses the right to use its characters in a wide range of products such as apparel, snack foods, video games and collectibles, as well as for television series and feature films. For additional company information visit the Company's corporate website at www.marvel.com.

Except for historical information contained herein, the statements in this news release regarding the Company's plans are forward-looking statements that are dependent upon certain risks and uncertainties, including those relating to the ability to integrate Toy Biz's operations with those of Marvel Entertainment Group, the inability to refinance certain indebtedness incurred in connection with the acquisition of Marvel Entertainment Group, the Company's potential need for additional financing, pressure by certain of the Company's major retail customers to significantly reduce their toy inventory levels, the levels of media exposure or the popularity of the Company's characters and trademarks, consumer acceptance of the Company's new product introductions, the Company's dependence on Chinese toy manufacturers, U.S. trade relations with China, changing consumer preferences, production delays or shortfalls and general economic conditions. Those and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

                                       ###

For further information contact:
Ryan Barr or Chris Plunkett
Brainerd Communicators, Inc.
212.986.6667

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